Exhibit 99.1

	FOR:	OshKosh B'Gosh, Inc.

For Immediate Release
	CONTACT:	Media: Melissa Merrill Investors: Cara O'Brien/Melissa Myron Financial Dynamics 212-850-5600

OSHKOSH B'GOSH, INC. EXPLORES STRATEGIC ALTERNATIVES
TO MAXIMIZE SHAREHOLDER VALUE
~ Goldman Sachs Retained as Advisor ~
~ Majority of Board of Directors Now Independent ~

Oshkosh, WI -- February 17, 2005 -- Oshkosh B'Gosh, Inc. (NASDAQ:GOSHA), announced that in an effort to maximize shareholder value it has retained Goldman, Sachs & Co., a longtime financial advisor to the Company, to assist the Company in evaluating strategic alternatives, including a possible sale of the Company. The Company cautions, however, that there can be no assurance that this process will lead to a transaction.

The Company also announced today that David L. Omachinski (the Company's President and Chief Operating Officer) and Paul A. Lowry (a Vice President of the Company) resigned from the Company's board of directors effective February 15, 2005 and that the size of the Company's board of directors was reduced from nine to seven members in connection with the resignations. Mr. Omachinski and Mr. Lowry resigned to ensure that the Company has a majority of outside, independent directors as it pursues the process of considering strategic alternatives.

Douglas W. Hyde, Chairman and Chief Executive Officer, commented, "Our Board believes that their primary responsibility is to maximize shareholder value and, to this end, it is in our best interest to evaluate strategic alternatives at this time. Further, we believe it is important that if or when a transaction or other strategic alternative is contemplated we have a majority of outside, independent directors reviewing and approving options on behalf of all of our shareholders. Dave and Paul's decision to resign from the Board of Directors is based on the Board's commitment to upholding this principle. Both Dave and Paul will remain in their current roles as executives of the Company."

OshKosh B'Gosh undertakes no obligation to make any further announcement regarding its consideration of strategic alternatives.

OshKosh B'Gosh, Inc. is best known as a premier marketer of quality children's apparel and accessories, available in over 50 countries around the world. The Company is headquartered in Oshkosh, Wisconsin.

Statements contained herein that relate to the Company's future performance including, without limitation, statements with respect to the Company's anticipated financial position, results of operations or level of businesses for 2005 or any other future period, are "forward-looking statements" within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements, which are generally indicated by words or phrases such as "plan", "estimate", "guidance", "project", "anticipate", "reaffirm","outlook", "believes", "management expects", "currently anticipates", and similar phrases are based on current expectations only and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, projected, or estimated.

Among the factors that could cause actual results to materially differ include the level of consumer spending for apparel, particularly in the children's wear segment; risks associated with competition in the market place, including the financial condition of and consolidations, restructurings and other ownership changes in, the apparel and related products industry and the retail industry, the introduction of new products or pricing changes by the Company's competitors, price deflation in the apparel industry, and the Company's ability to remain competitive with respect to product, service and value; risks associated with the Company's dependence on sales to a limited number of large department and specialty store customers, including risks related to customer requirements for vendor margin support, as well as risks related to extending credit to large customers; risks associated with possible deterioration in the strength of the retail industry, including, but not limited to, business conditions and the economy, natural disasters, and the unanticipated loss of a major customer; risks related to the failure of Company suppliers to timely deliver needed raw materials, risks associated with importing its products into the United States under current and future customs and quota rules and regulations which are becoming more stressed, risks associated with importing its products using a global transportation matrix including a number of ports that are experiencing capacity constraints and the Company's ability to correctly balance the level of its commitments with actual orders; risks associated with terrorist activities as well as risks associated with foreign operations including global disease management; risks related to the Company's ability to defend and protect its trademarks and other proprietary rights and other risks related to managing intellectual property issues. In addition, the inability to ship Company products within agreed time frames due to unanticipated manufacturing, distribution system or freight carrier delays or the failure of Company contractors to deliver products within scheduled time frames are risk factors in ongoing business. As a part of the Company's product sourcing strategy, it routinely contracts for apparel products produced by contractors in Asia, Africa, Mexico and Central America. If financial, political or other related difficulties were to adversely impact the Company's contractors in these regions, it could disrupt the supply of product contracted for by the Company.

The forward-looking statements included herein are only made as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.